Exhibit 99.2

October 10, 2018

To: Pintec Technology Holdings Limited

216, 2/F East Gate, Pacific Century Place,

No. A2 Gongti North Road,

Chaoyang District, Beijing,

People’s Republic of China

Dear Sirs or Madams,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We act as the PRC counsel to Pintec Technology Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “Offered ADSs”), each Offered ADS representing certain number of ordinary shares of the Company (the “Ordinary Shares”), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the Offered ADSs on the Nasdaq Global Market (the “Transactions”).

A.            Documents and Assumptions

In rendering this opinion, we have examined originals or copies of the due diligence documents provided to us by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively, the “Documents”).

In rendering this opinion, we have assumed without independent investigation that (“Assumptions”):

(i)                           All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii)                        Each of the parties to the Documents, other than the PRC Companies, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, or (b) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)                     The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(iv)                    The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(v)                       All Governmental Authorizations and other official statement or documentation were obtained from competent Governmental Agency by lawful means in due course; and

(vi)                    All requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this legal opinion are true, correct and complete, and none of the Company or the PRC Companies has withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part.

B.            DEFINITIONS

In addition to the terms defined in the context of this opinion, the following capitalized terms as used in this opinion are defined as follows:

“CSRC”	means China Securities Regulatory Commission.

“Governmental Agency”	means any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC. “Governmental Agencies” shall be construed accordingly.

“Governmental Authorization”

means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from any Governmental Agency.

“M&A Rules”

means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, and the State Administration of Foreign Exchange, which became effective on September 8, 2006 and was amended on June 22, 2009 by the Ministry of Commerce.

“PRC Civil Procedures Law”	means the Civil Procedures Law of PRC promulgated by Standing Committee of the National People’s Congress, which was amended on August 31, 2012 and June 27, 2017.

“PRC Companies”	means the PRC Subsidiaries and the PRC Operating Entities, and “PRC Company” means any of them.

“PRC Operating Entities”	means the variable interest entities incorporated in the PRC as listed in Schedule I hereto. “PRC Operating Entity” means any of them.

“PRC Subsidiaries”

means Sky City (Beijing) Technology Co., Ltd. (the “PRC Subsidiary 1”, 思凯思特（北京）科技有限公司) and Pintec (Beijing) Technology Co., Ltd. (the “PRC Subsidiary 2”,品钛（北京）科技有限公司). “PRC Subsidiary” means any of them.

“PRC Laws”

mean any and all laws, regulations, statutes, rules, orders, decrees, notices, judicial interpretations and other legislation currently in force and publicly available in the PRC as of the date hereof.

C.            OPINIONS

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion as of the date hereof that:

(1)                       VIE Structure

Except as disclosed in the Registration Statement, (a) the ownership structure of PRC Companies, both currently and immediately after giving effect to the Offering, does not and will not result in any violation of PRC laws or regulations currently in effect; (b) each of PRC Companies and, to the best of our knowledge after due inquiry, each shareholder of the PRC Operating Entity, has full power, authority and legal right (corporate or otherwise) to execute, deliver and perform their respective obligations in respect of each of the agreements under the contractual arrangements as listed in Schedule II hereto and described in the Registration Statement under the caption “Corporate History and Structure” (the “VIE Agreements”) to which it is a party, and has duly authorized, executed and delivered each of the VIE Agreements to which it is a party; and (c) the VIE Agreements both currently and immediately after giving effect to this Offering, are valid, binding and enforceable and will not result in any violation of PRC Laws, except for the share pledges under that certain share pledge agreement as listed in item 2(3) of Schedule II hereto which shall not be deemed validly created until it is registered with the applicable Governmental Agency.

However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws and there can be no assurance that the Governmental Agency will ultimately take a view that is consistent with our opinion stated above.

(2)                       M&A Rules; No Governmental Authorization; No Conflicts

The M&A Rules, among other things, purport to require an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests held by such PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules.

A prior approval from the CSRC is not required under the M&A Rules for the Offering and the listing and trading of the ADSs on the Nasdaq Global Market because (a) each of the PRC Subsidiaries was established by means of direct investment rather than by merger or acquisition directly or indirectly of the equity interest or assets of any “domestic company” as defined under the M&A Rules; and (b) no provision in the M&A Rules clearly classifies the contractual arrangements contemplated under the VIE Agreements as a type of acquisition transaction falling under the M&A Rules.

However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws and there can be no assurance that the Governmental Agency will ultimately take a view that is consistent with our opinion stated above.

(3)                       Enforceability of Civil Procedures.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(4)                       Taxation

The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation” with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material aspects and such statements represent our opinion.

(5)                       PRC Laws

All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Business”, “PRC Regulation”, “Management”, “Related Party Transactions” and “Taxation”, in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material aspects, and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in all material aspects.

D.            QUALIFICATIONS

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(i)                           Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

(ii)                        The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(iii)                     Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, calculation of damages, entitlement to attorney’s fees and other costs, or waiver of immunity from jurisdiction of any court or from legal process; (iv) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally; and (v) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(iv)                    This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

(v)                       We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Companies and PRC government officials.

(vi)                    This opinion is intended to be used in the context which is specifically referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

(vii)                 As used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “PRC Regulation”, “Taxation” and “Legal Matters” in the Registration Statement.

Yours faithfully,

/s/ Beijing Shihui Law Firm
BEIJING SHIHUI LAW FIRM

SCHEDULE I

List of PRC Operating Entities

(1)         Anquying (Tianjin) Technology Co., Ltd. (“Tianjin Anquying”, 安趣盈(天津)科技有限公司, formerly known as 安趣盈（天津）商务信息咨询有限公司)

(2)         Beijing Hongdian Fund Distributor Co., Ltd.( “Beijing Hongdian”, 北京虹点基金销售有限公司)

(3)         Pintec Jinke (Beijing) Technology Information Co., Ltd. (the “Pintec Jinke”, 品钛金科(北京)信息技术有限公司)

(4)         Xuanji Intelligence (Beijing) Technology Co., Ltd. ( “Xuanji Intelligence”, 璇玑智能（北京）科技有限公司)

SCHEDULE II

List of VIE Agreements

1.                  The VIE Agreements dated as of December 13, 2017 by and among PRC Subsidiary 1, Tianjin Anquying and its then shareholders.

(1)         Exclusive Business Collaboration Agreement (独家业务合作协议) dated as of December 13, 2017 by and between PRC Subsidiary 1 and Tianjin Anquying.

(2)         Exclusive Option Agreement (独家购买权合同) dated as of December 13, 2017 by and among PRC Subsidiary 1, Xiaomei Peng (彭笑玫) , Wei Wei (魏伟) and Tianjin Anquying.

(3)         Share Pledge Agreement (股权质押合同) dated as of December 13, 2017 by and among PRC Subsidiary 1, Tianjin Anquying, and each of Xiaomei Peng (彭笑玫) and Wei Wei (魏伟).

(4)         Power of Attorney (授权委托协议) dated as of December 13, 2017 by and between PRC Subsidiary 1 and Xiaomei Peng (彭笑玫).

(5)         Power of Attorney (授权委托协议) dated as of December 13, 2017 by and between PRC Subsidiary 1 and Wei Wei (魏伟).

2.                  The VIE Agreements dated as of December 13, 2017 by and among PRC Subsidiary 2, Beijing Hongdian and its then shareholder.

(1)         Exclusive Business Collaboration Agreement (独家业务合作协议) dated as of December 13, 2017 by and between PRC Subsidiary 2 and Beijing Hongdian.

(2)         Exclusive Option Agreement (独家购买权合同) dated as of December 13, 2017 by and among PRC Subsidiary 2, Wei Hu (胡伟) and Beijing Hongdian.

(3)         Share Pledge Agreement (股权质押合同) dated as of December 13, 2017 by and among PRC Subsidiary 2, Wei Hu (胡伟) and Beijing Hongdian.

(4)         Power of Attorney (授权委托协议) dated as of December 13, 2017 by and between PRC Subsidiary 2 and Wei Hu (胡伟).

3.                  The VIE Agreements dated as of June 4, 2018 by and among PRC Subsidiary 2, Pintec Jinke and its then shareholder.

(1)         Exclusive Business Collaboration Agreement (独家业务合作协议) dated as of June 4, 2018 by and between PRC Subsidiary 2 and Pintec Jinke.

(2)         Exclusive Option Agreement (独家购买权合同) dated as of June 4, 2018 by and among PRC Subsidiary 2, Wei Wei (魏伟), Bingqing Chen (陈冰清), Hao Dong (董浩) and Pintec Jinke.

(3)         Share Pledge Agreement (股权质押合同) dated as of June 4, 2018 by and among PRC Subsidiary 2, Wei Wei (魏伟), Bingqing Chen (陈冰清), Hao Dong (董浩) and Pintec Jinke.

(4)         Power of Attorney (授权委托协议) dated as of June 4, 2018 by and between PRC Subsidiary 2 and Wei Wei (魏伟).

(5)         Power of Attorney (授权委托协议) dated as of June 4, 2018 by and between PRC Subsidiary 2 and Hao Dong (董浩).

(6)         Power of Attorney (授权委托协议) dated as of June 4, 2018 by and between PRC Subsidiary 2 and Bingqing Chen (陈冰清).

4.                  The VIE Agreements dated as of December 13, 2017 by and among PRC Subsidiary 2, Xuanji Intelligence and its then shareholders.

(1)         Exclusive Business Collaboration Agreement (独家业务合作协议) dated as of December 13, 2017 by and between PRC Subsidiary 2 and Xuanji Intelligence.

(2)         Exclusive Option Agreement (独家购买权合同) dated as of December 13, 2017 by and among PRC Subsidiary 2, Wei Wei (魏伟), Xiaomei Peng (彭笑玫) and Xuanji Intelligence.

(3)         Share Pledge Agreement (股权质押合同) dated as of December 13, 2017 by and among PRC Subsidiary 2, Wei Wei (魏伟), Xiaomei Peng (彭笑玫) and Xuanji Intelligence.

(4)         Power of Attorney (授权委托协议) dated as of December 13, 2017 by and between PRC Subsidiary 2 and Wei Wei (魏伟).

(5)         Power of Attorney (授权委托协议) dated as of December 13, 2017 by and between PRC Subsidiary 2 and Xiaomei Peng (彭笑玫).